EXHIBIT 99.1

[Huron Consulting Group Logo]
News

FOR IMMEDIATE RELEASE
May 6, 2008

Huron Consulting Group Reports First Quarter 2008 Financial Results

•	Revenues of $139.4 million for Q1 2008 increased 20.2% from $116.0 million in Q1 2007.
•	Diluted earnings per share for Q1 2008 were $0.56 compared to $0.55 in Q1 2007.
•
Average number of full-time billable consultants(1) totaled 1,237 for Q1 2008 compared to 919 for Q1 2007. Average number of full-time equivalent professionals(4) totaled 753 for Q1 2008 compared to 473 in the same period last year.

CHICAGO - May 6, 2008 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of financial and operational consulting services, today announced financial results for the first quarter ended March 31, 2008.

“We are confident that our balanced portfolio of offerings will continue to deliver results,” said Gary E. Holdren, chairman and chief executive officer, Huron Consulting Group. “Huron’s business remains fundamentally strong and is positioned to generate growth in the future. We continue to execute our business plan by identifying market demands, meeting the evolving needs of the marketplace, and helping clients solve complex business challenges.”

First Quarter 2008 Results
Revenues of $139.4 million for the first quarter of 2008 increased 20.2% from $116.0 million for the first quarter of 2007. The Company's first quarter 2008 operating income increased 9.1% to $20.6 million compared to $18.9 million in the first quarter of 2007. Net income was $10.2 million, or $0.56 per diluted share, for the first quarter of 2008 compared to $9.8 million, or $0.55 per diluted share, for the same period last year. Financial results for the first quarter of 2007 included $2.2 million of rapid amortization on intangible assets. There was no rapid amortization in the first quarter of 2008.

First quarter 2008 earnings before interest, taxes, depreciation and amortization ("EBITDA")(5) increased 2.4% to $25.8 million, or 18.5% of revenues, compared to $25.2 million, or 21.7% of revenues, in the comparable quarter last year. Adjusted EBITDA(5), which excludes share-based compensation expense, rose 9.5% to $32.2 million, or 23.1% of revenues, compared to $29.4 million, or 25.3% of revenues, in the comparable quarter last year.

The average number of full-time billable consultants(1) increased 34.6% to 1,237 in the first quarter of 2008 compared to 919 in the same quarter last year. Huron also has a number of variable, on-demand consultants, contract reviewers and other professionals who generate revenues based on number of hours worked and units produced, such as pages reviewed and data processed. The average number of these full-time equivalent professionals(4) increased 59.2% to 753 in the first quarter of 2008 compared to 473 for the comparable period in 2007. Full-time billable consultant utilization rate was 65.0% during the first quarter of 2008 compared with 78.1% during the same period last year. Average billing rate per hour for full-time billable consultants was $276 for the first quarter of 2008 compared to $271 for the first quarter of 2007.

Operating Segments Results
Huron continues to demonstrate the success of its broad portfolio of service offerings with solid revenue growth based upon strong market demand. The Company’s operating segments are as follows: Health and Education; Financial Consulting; Legal Consulting; and Corporate Consulting.

Segment results are included in the attached schedules and in Huron's Form 10-Q filing for the quarter ended March 31, 2008.

Outlook for 2008
Based on currently available information, the Company expects Q2 2008 revenues before reimbursable expenses in a range of $140 million to $ 145 million, EBITDA in a range of $23 million to $26 million, operating income in a range of $18 million to $21 million, and between $0.48 and $0.57 in diluted earnings per share.

The Company anticipates full year 2008 revenues before reimbursable expenses in a range of $590 million to $620 million, EBITDA in a range of $116 million to $127 million, operating income in a range of $95 million to $106 million, and between $2.57 and $2.88 in diluted earnings per share.

Share-based compensation expense of approximately $7 million and $28 million is included in the Q2 and full year 2008 estimates, respectively. Weighted average diluted share counts for 2008 are estimated to be 18.4 million for Q2 2008 and 18.5 million for full year 2008.

First Quarter 2008  Webcast
The Company will host a webcast to discuss its financial results today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The conference call is being webcast by Thomson and can be accessed at Huron Consulting Group’s website at www.huronconsultinggroup.com/webcasts.aspx. A replay will be available approximately two hours after the end of the webcast and for 90 days thereafter.

About Huron Consulting Group
Huron Consulting Group helps clients effectively address complex challenges that arise in litigation, disputes, investigations, regulatory compliance, procurement, financial distress, and other sources of significant conflict or change. The Company also helps clients deliver superior customer and capital market performance through integrated strategic, operational, and organizational change. Huron provides services to a wide variety of both financially sound and distressed organizations, including Fortune 500 companies, medium-sized businesses, leading academic institutions, healthcare organizations, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature and concern Huron Consulting Group's current expectations about the Company's future results in 2008 are "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continues.” These forward-looking statements reflect our current expectation about our future results, levels of activity, performance or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions, including those in the credit markets, do not change from current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Therefore, you should not place undue reliance on these forward-looking statements. Please see “Risk Factors” in our 2007 Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission for a complete description of the material risks we face.

Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
Gary L. Burge, Chief Financial Officer
312-583-8722
investor@huronconsultinggroup.com
###

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,
	2008	2007
Revenues and reimbursable expenses:
Revenues	$139,394	$116,009
Reimbursable expenses	11,613	10,035
Total revenues and reimbursable expenses	151,007	126,044
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	83,444	66,903
Intangible assets amortization	24	2,240
Reimbursable expenses	11,610	10,117
Total direct costs and reimbursable expenses	95,078	79,260
Operating expenses:
Selling, general and administrative	30,162	23,827
Depreciation and amortization	5,138	4,042
Total operating expenses	35,300	27,869
Operating income	20,629	18,915
Other income (expense):
Interest expense, net	(1,833)	(1,425)
Other income (expense)	(294)	30
Total other expense	(2,127)	(1,395)
Income before provision for income taxes	18,502	17,520
Provision for income taxes	8,289	7,709
Net income	$10,213	$9,811

Earnings per share:
Basic	$0.59	$0.59
Diluted	$0.56	$0.55

Weighted average shares used in calculating earnings per share:
Basic	17,372	16,725
Diluted	18,215	17,768

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$14,277	$2,993
Receivables from clients, net	90,239	86,867
Unbilled services, net	38,798	28,245
Income tax receivable	13,996	13,492
Deferred income taxes	15,567	13,680
Other current assets	10,277	10,435
Total current assets	183,154	155,712
Property and equipment, net	40,239	38,147
Deferred income taxes	3,228	3,628
Deposits and other assets	10,866	8,737
Intangible assets, net	12,213	13,936
Goodwill	223,284	223,053
Total assets	$472,984	$443,213

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,109	$5,823
Accrued expenses	15,785	17,748
Accrued payroll and related benefits	21,582	58,279
Accrued consideration for business acquisitions	24,300	32,422
Income tax payable	2,659	1,342
Deferred revenues	5,610	5,278
Current portion of notes payable and capital lease obligations	1,165	1,309
Total current liabilities	78,210	122,201
Non-current liabilities:
Deferred compensation and other liabilities	4,773	3,795
Capital lease obligations, net of current portion	164	234
Bank borrowings	177,000	123,500
Deferred lease incentives	9,413	9,699
Total non-current liabilities	191,350	137,228
Commitments and contingencies	—	—
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 19,447,123 and 19,279,176 shares issued at March 31, 2008 and December 31, 2007, respectively	185	182
Treasury stock, at cost, 310,876 and 589,755 shares at March 31, 2008 and December 31, 2007, respectively	(17,602)	(20,703)
Additional paid-in capital	122,125	116,148
Retained earnings	98,314	88,101
Accumulated other comprehensive income	402	56
Total stockholders’ equity	203,424	183,784
Total liabilities and stockholders’ equity	$472,984	$443,213

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended March 31,
	2008	2007
Cash flows from operating activities:
Net income	$10,213	$9,811
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,162	6,282
Deferred income taxes	(1,487)	(3,866)
Share-based compensation	6,418	4,206
Allowances for doubtful accounts and unbilled services	651	3,035
Changes in operating assets and liabilities, net of businesses acquired:
Increase in receivables from clients	(2,823)	(10,937)
Increase in unbilled services	(11,752)	(10,972)
Decrease in income tax receivable / payable, net	812	8,884
Increase in other assets	(1,094)	(2,224)
Increase (decrease) in accounts payable and accrued liabilities	1,815	(521)
Decrease in accrued payroll and related benefits	(36,697)	(16,115)
Increase (decrease) in deferred revenues	332	(1,567)
Net cash used in operating activities	(28,450)	(13,984)

Cash flows from investing activities:
Purchases of property and equipment, net	(5,530)	(3,022)
Net investment in life insurance policies	(878)	(1,206)
Purchases of businesses, net of cash acquired	(10,153)	(96,312)
Net cash used in investing activities	(16,561)	(100,540)

Cash flows from financing activities:
Proceeds from exercise of stock options	136	164
Shares redeemed for employee tax withholdings	(5,491)	(1,564)
Tax benefit from share-based compensation	8,018	1,832
Proceeds from borrowings under line of credit	101,500	146,500
Repayments on line of credit	(48,000)	(42,500)
Principal payment of notes payable and capital lease obligations	(214)	(144)
Net cash provided by financing activities	55,949	104,288

Effect of exchange rate changes on cash	346	—

Net increase (decrease) in cash and cash equivalents	11,284	(10,236)
Cash and cash equivalents at beginning of the period	2,993	16,572
Cash and cash equivalents at end of the period	$14,277	$6,336

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended March 31,		Percent Increase(Decrease)
Segment and Consolidated Operating Results (in thousands):	2008	2007
Revenues and reimbursable expenses:
Health and Education Consulting	$51,088	$38,852	31.5%
Financial Consulting	38,811	36,612	6.0%
Legal Consulting	25,223	23,271	8.4%
Corporate Consulting	24,272	17,274	40.5%
Total revenues	139,394	116,009	20.2%
Total reimbursable expenses	11,613	10,035	15.7%
Total revenues and reimbursable expenses	$151,007	$126,044	19.8%
Operating income:
Health and Education Consulting	$22,132	$12,200	81.4%
Financial Consulting	9,589	16,175	(40.7%)
Legal Consulting	6,587	7,902	(16.6%)
Corporate Consulting	9,377	4,196	123.5%
Total segment operating income	47,685	40,473	17.8%
Operating expenses not allocated to segments	27,056	21,558	25.5%
Total operating income	$20,629	$18,915	9.1%

Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Health and Education Consulting	466	352	32.4%
Financial Consulting	364	281	29.5%
Legal Consulting	175	121	44.6%
Corporate Consulting	229	170	34.7%
Total	1,234	924	33.5%
Average number of full-time billable consultants (for the period) (1):
Health and Education Consulting	458	345	32.8%
Financial Consulting	370	280	32.1%
Legal Consulting	178	121	47.1%
Corporate Consulting	231	173	33.5%
Total	1,237	919	34.6%
Full-time billable consultant utilization rate (2):
Health and Education Consulting	78.1%	78.3%
Financial Consulting	51.8%	85.0%
Legal Consulting	57.9%	75.5%
Corporate Consulting	65.2%	68.4%
Total	65.0%	78.1%
Full-time billable consultant average billing rate per hour (3):
Health and Education Consulting	$269	$248
Financial Consulting	$268	$298
Legal Consulting	$234	$238
Corporate Consulting	$329	$293
Total	$276	$271
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$103	$94
Financial Consulting	$66	$126
Legal Consulting	$64	$78
Corporate Consulting	$103	$97
Total	$86	$102

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended March 31,		Percent Increase (Decrease)
Other Operating Data:	2008	2007
Average number of full-time equivalents (for the period) (4):
Health and Education Consulting	38	63	(39.7%)
Financial Consulting	239	10	N/M
Legal Consulting	468	395	18.5%
Corporate Consulting	8	5	60.0%
Total	753	473	59.2%
Revenue per full-time equivalents (in thousands):
Health and Education Consulting	$104	$103
Financial Consulting	$61	$147
Legal Consulting	$30	$35
Corporate Consulting	$70	$114
Total	$44	$47

———————
(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(2)
Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(4)
Consists of our variable, on-demand consultants, contract reviewers and other professionals who generate revenues primarily based on number of hours worked, and units produced, such as pages reviewed and data processed.

N/M	Not meaningful, change greater than 500%.

HURON CONSULTING GROUP INC.

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EARNINGS BEFORE
INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (5)
(in thousands)

	Three months ended March 31,
	2008	2007
Revenues	$139,394	$116,009

Operating income	$20,629	$18,915
Add back:
Depreciation and amortization	5,162	6,282
Earnings before interest, taxes, depreciation and amortization (EBITDA) (5)	25,791	25,197
Add back:
Share-based compensation	6,418	4,206
Adjusted EBITDA (5)	$32,209	$29,403
Adjusted EBITDA as a percentage of revenues	23.1%	25.3%

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (5)
(in thousands)

	Three months ended March 31,
	2008	2007
Net income	$10,213	$9,811
Diluted earnings per share	$0.56	$0.55
Add back:
Amortization of intangible assets	1,724	3,789
Share-based compensation	6,418	4,206
Tax effect	(3,330)	(3,270)
Total adjustments, net of tax	4,812	4,725
Adjusted net income (5)	$15,025	$14,536
Adjusted diluted earnings per share (5)	$0.82	$0.82

———————
(5)
In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, and adjusted net income, which are non-GAAP measures. Management believes that the use of such measures, as supplements to operating income, net income and other GAAP measures, are useful indicators of the Company’s financial performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.